Exhibit 99.1

NEWS RELEASE

The L.S. Starrett Company Addresses NYSE Continued Listing Standards

ATHOL, MA, October 2, 2020 – The L. S. Starrett Company (NYSE: SCX) (Starrett or the Company), a leading manufacturer of high-end precision tools, cutting equipment, and metrology systems for industrial, professional and consumer markets, today announced that on October 1, 2020, it received notice (the “Notice”) from the New York Stock Exchange (“NYSE”) that it currently is not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE’s Listed Company Manual due to the fact that the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its shareholders’ equity was less than $50 million.

The Company plans to notify the NYSE that it intends to submit a plan to cure this deficiency and return to compliance with the NYSE continued listing requirements. In order to avoid delisting under Section 802.01B, the Company has 45 days from the receipt of the Notice to submit a business plan advising the NYSE of definitive actions the Company has taken, or proposes to take, that would bring it into compliance with the market capitalization listing standards on or before April 1, 2022 (the “Cure Period”). If the NYSE accepts the plan, the Company’s common stock will continue to be listed and traded on the NYSE during the Cure Period, subject to the Company’s compliance with other continued listing standards, and the Company will be subject to quarterly monitoring by the NYSE for compliance with the plan.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during the Plan Period, subject to the Company’s compliance with the other listing requirements of the NYSE. The Company’s common stock will continue to trade under the symbol “SCX,” but will have an added designation of “.BC” to indicate that the Company is not currently in compliance with NYSE continued listing standards.

About The L. S. Starrett Company:

Founded in 1880 by Laroy S. Starrett and incorporated in 1929, The L. S. Starrett Company is a leading manufacturer of high-end precision tools, cutting equipment, and metrology systems for industrial, professional and consumer markets is engaged in the business of manufacturing over 5,000 different products for industrial, professional and consumer markets. The Company has a long history of global manufacturing experience and currently operates four major global manufacturing plants. All subsidiaries principally serve the global manufacturing industrial base with concentration in the metalworking, construction, machinery, equipment, aerospace and automotive markets. The Company offers its broad array of measuring and cutting products to the market through multiple channels of distribution throughout the world. Starrett® is brand recognized around the world for precision, quality and innovation. For more information, please visit: https://www.starrett.com/.

Forward-Looking Statement:

This press release contains forward-looking statements concerning the Company’s expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on September 22, 2020 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Mr. John Tripp – Chief Financial Officer

(978) 249-3551

jtripp@starrett.com